UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 25, 2003


                          MONTGOMERY REALTY GROUP, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Nevada                      000-30724              88-0377199
--------------------------------       -------------        -------------------
(State or other jurisdiction of         (Commission          (I.R.S. Employer
 incorporation or organization)         File Number)        Identification No.)


           400 Oyster Point Blvd., Suite 415
            South San Francisco, California                      94080
       -----------------------------------------               ----------
       (Address of principal executive offices)                (Zip Code)


                                 (650) 266-8080
              -----------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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                 SPECIAL NOTE ABOUT FORWARD-LOOKING INFORMATION

         This report contains statements about the future, sometimes referred to as "forward-looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "could," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend," and similar words and expressions. Statements that describe Montgomery's future strategic plans, goals or objectives are also forward-looking statements. Any forward-looking statements, including those regarding Montgomery or its management's current beliefs, expectations, anticipations, estimations, projections, proposals, plans or intentions, are not guarantees of future performance, results or events and involve risks and uncertainties, such as those discussed below.

         The forward-looking statements are based on present circumstances and on Montgomery's predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including the risk factors discussed below. These cautionary statements are intended to be applicable to all forward-looking statements wherever they appear in this report.

                  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         Montgomery Realty Group, Inc. closed the sale of its San Ramon Retail Center in San Ramon, California, to an unrelated party in an arm's-length transaction for $1,891,625 in cash on July 25, 2003. The San Ramon Retail Center consists of a 4,823 square foot building situated on 0.21 acres of land and is contiguous with Montgomery's Orchard Supply Shopping Center. The sale resulted in net proceeds to Montgomery of $1,038,636, after payment of $789,387 for principal and interest due on existing mortgages and other sales and closing expenses. The net proceeds were paid to an unrelated exchange accommodator to be held and used to acquire a new property for Montgomery in transactions intended to meet the requirements of Internal Revenue Code ss. 1031, which sets forth the conditions that must be met in order for two parties to exchange like-kind real property without triggering taxation of the amount by which the value of the consideration received exceeds the tax basis of the property transferred.

         The buyer, which is owned by the former tenant at the property, has advised Montgomery that the buyer intends to continue to operate its business at the property and thus qualifies as an end user purchaser under Section 1031. The buyer and its affiliate have no contractual obligation to Montgomery to continue in business for such period, and Montgomery cannot assure that the buyer will do so. The buyer must hold the property as an end user purchaser for at least two years after the transaction in order for Montgomery's sale to qualify for treatment under Section 1031.

         On July 16, 2003, the Board of Directors of Montgomery elected to proceed with the sale prior to any extension dates Montgomery was otherwise entitled to under its contract with the buyer in order to enable it to complete its acquisition loan before expiration of the loan commitment.

         The Board also reviewed the options for an exchange property for purposes of qualifying the transaction under Section 1031 and determined that, given the current economic conditions in the San Francisco Bay area, it was in the best interests of Montgomery to acquire from Dinesh Maniar, the president and 97.3% stockholder of Montgomery, an office building commonly known as the Front Street Office Building in the heart of downtown San Francisco at 234-240 Front Street.

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

         The Front Street Office Building was erected in 1927 and contains approximately 17,176 net rentable square feet on approximately 0.14 acres of land. The ground floor and basement of the Front Street Office Building has been occupied for over 40 years by a single tenant, Schroeder's Restaurant, a well-known, local landmark serving German food.

         The Front Street Office Building was appraised on July 9, 2002, at a stabilized value of $4,380,000 and with an as-is price of $4,030,000.

         Montgomery purchased the Front Street Office Building from Mr. Maniar at his capitalized cost of $4,533,346, consisting of the $4,030,000 purchase price Mr. Maniar paid to an unaffiliated party in an arm's-length transaction on September 18, 2002; $56,346 in closing costs; and $447,000 in fees for architects and related capitalized carrying costs. The architectural fees were incurred to develop plans to renovate the office space and renovate the basement and expand the effective space for Schroeder's Restaurant, while at the same time providing a wine tasting room at the front of the building for another of Mr. Maniar's ventures, his Diamond Oaks Vineyards. The renovation plans were included with the purchase. Montgomery closed the purchase and exchange and took possession of the Front Street Office Building on July 30, 2003.

         The Board of Directors agreed to acquire the property subject to the existing loans of approximately $3,400,000 and use the net cash proceeds from the San Ramon Shopping Center sale of approximately $1,038,638 to finance the purchase.

         The purchase of the Front Street Office Building was unanimously approved by the Board of Directors of Montgomery, with Mr. Maniar abstaining. In approving the transaction, the Board of Directors considered in particular the cost per square foot price of the Front Street Office Building as compared to comparable properties; the proposal from affiliates of Mr. Maniar to lease the top floor and a portion of the expanded basement for an aggregate of $16,000 per month; the Schroeder's Restaurant lease, which pays over $11,000 per month; and the potential for market appreciation.

         The proposed renovation at a preliminarily estimated cost of approximately $2.0 million would increase the size of the Front Street Office Building to approximately 18,000 square feet of leasable space above-ground and another 5,000 square feet of basement space. The Board of Directors believes that the successful development of the Front Street Office Building may help Montgomery demonstrate its development capabilities, which in turn may facilitate its efforts to develop or sell the Eccles Project.

         Montgomery has structured the foregoing transactions with the intent of satisfying the conditions of Section 1031, but is uncertain at this time the transaction will meet all of such conditions. If the transactions do not meet all of the conditions of Section 1031, it estimates that it may incur state and federal tax liabilities of approximately $187,500 resulting from the transaction.

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                    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired. Pursuant to the requirements of Item 7 of Form 8-K, Montgomery shall file audited financial statements for the business acquired on or before October 8, 2003.

         (b) Pro Forma Financial Information. See subparagraph (a) above.

         (c) Exhibits. The following exhibits are filed with this report on Form 8-K:

                   SEC
   Exhibit      Reference
    Number        Number           Title of Document                   Location
   -------      ---------          -----------------                   --------

   Item 10                  Material Contracts
-------------- ------------ ----------------------------------------  ----------
    10.01          10       Purchase and Sale Agreement effective      Attached
                            July 17, 2003, between Dinesh Maniar
                            ("Seller") and Montgomery Realty Group,
                            Inc. ("Buyer")


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   MONTGOMERY REALTY GROUP, INC.



Date: August 11, 2003                              By /s/ Dinesh Maniar
                                                      --------------------------
                                                      Dinesh Maniar
                                                      Chief Executive Officer

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